PEOPLE'S REPUBLIC OF CHINA
                                  LEGAL ENTITY
                                BUSINESS LICENSE

(Left Side)

Registration No.:          Xianyang Joint Venture No.000146  1/2

This enterprise has registered to be business legal entity and is approved to do business.

                           Annual Validation Check by every March 1(Seal)

(Right Side)

Name of the enterprise:
    In Chinese:
    In English:                     XIANYANG YONGXIN ELECTRONICS CO., LTD.

Address:                            70 Weiyang West Road, Xianyang, Shaanxi
                                    Province

Type of the enterprise:             Joint Venture

Field of Operation:                 Manufacturing and sales of deflection yokes.

Registration Capital:               USD2,100,000

Chairman of Board                   Du, Qing Song
Vice Chairman of Board              To, Shing Hoi
General Manager                     Du, Qing Song
Deputy General Manager              Cheng, Kaihua

Term of Operation:                  From February 9, 1993 to February 8, 2023

The License valid date:             From February 9, 1993 to February 8, 1996


The Commerce Administration Bureau of PRC   Director (Signature)

                                            Seal           Date: March 12, 1997